Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by Registrant	☒

Filed by Party other than Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

ZAPATA QUANTUM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$_____ per share as determined under Rule 0-11 under the Exchange Act.

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Zapata Quantum, Inc.

6 Liberty Square, #2488

Boston, MA 02109

(857) 367-9002

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON October 9, 2026

To the Stockholders of Zapata Quantum, Inc.:

We are pleased to invite you to attend our 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 11:00 a.m., Eastern Time on October 9, 2026, virtually via audio conference call and no in person meeting will be held. The Annual Meeting is being held to:

1. Elect three directors to hold office for one-, two, or three-year terms, and in each case until their respective successors are elected and qualified, as described in Proposal No. 1 of the Proxy Statement;

2. Approve one or more amendments to our Certificate of Incorporation in each case to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.0001 per share, at a ratio to be determined in the discretion of our Board of Directors within a range of one-for-two through one-for-50 for purposes of achieving the requisite minimum price per share necessary to comply with the listing requirements of a national securities exchange operated by The Nasdaq Stock Market, LLC or the New York Stock Exchange LLC (each, a “Reverse Split”);

3 Ratify the selection of Weinberg & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2026;

4. Approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers (the “Say-on-Pay Proposal”);

5. To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers (the “Say-on-Frequency Proposal”);

6. Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting;

Note: Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on September 9, 2026 as the record date for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

This year, our Annual Meeting will be accessible exclusively via live audio conference call and no in person meeting will be held. You can attend our Annual Meeting by joining the audio conference call. The Annual Meeting will be conducted via an audio conference call and not in person. To be admitted to the Annual Meeting, you must have the control number found on your proxy card or voting instruction form. We have adopted an audio conference format for our Annual Meeting, which allows us to make participation accessible for stockholders from any geographic location with phone connectivity.

Whether or not you expect to participate in the Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

By the Order of the Board of Directors:

/s/ Sumit Kapur
Sumit Kapur
Chief Executive Officer

September 14, 2026

i

Zapata Quantum, Inc.

6 Liberty Square, #2488

Boston, MA 02109

(857) 367-9002

2026 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This Proxy Statement is being made available to the holders of shares of the voting stock of Zapata Quantum, Inc., a Delaware corporation (“Zapata” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2026 Annual Meeting of Stockholders of Zapata (the “Annual Meeting”) to be held at 11:00 am Eastern Time on October 9, 2026. The Annual Meeting will be a virtual meeting conducted via an audio conference call and no in-person meeting will be held. To attend the Annual Meeting and vote your shares, dial 1-800-690-6903 and present your unique 12-digit control number. These proxy materials are first being mailed to our stockholders on or about September 14, 2026.

Who is entitled to vote?

Our Board has fixed the close of business on September 9, 2026 as the record date, (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 193,780,862 shares of common stock issued, outstanding and entitled to vote. Each share of Zapata common stock represents one vote that may be voted on each matter that may come before the Annual Meeting. On the Record Date, there were 7,091 shares of Series C Convertible Preferred Stock (“Series C”) and 14,375 of Series D Convertible Preferred Stock (“Series D”), outstanding and entitled to vote, in each case with the Company’s common stock on an as-converted basis. Each share of Series C is convertible into 1,000 shares of common stock and each share of Series D is convertible into the Company’s common stock at a conversion rate equal to the stated value divided by the conversion price, with an initial conversion price is $0.4391 per share, subject to adjustment as provided in the Series D Certificate of Designations of Preferences, Rights and Limitations. As of the Record Date, our total voting power was 234,170,076 shares.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with Continental Stock Transfer & Trust, our transfer agent (the “Transfer Agent”), you are the “record holder” of those shares. If you are a record holder, this Proxy Statement has been provided directly to you by Zapata.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the meeting and how do I attend?

Record holders and beneficial owners may attend the Annual Meeting by joining the audio conference call. This year the Annual Meeting will be held via audio conference call and no in-person meeting will be held.

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Set forth below is a summary of the information you need to attend the virtual Annual Meeting:

•	Visit www.virtualshareholdermeeting.com/ZPTA2026 to access the live webcast;

•	Stockholders can vote electronically; To be admitted to the Annual Meeting, you must enter the control number found on your proxy card or voting instruction form;

•	Instructions on how to attend and participate in the virtual Annual Meeting, including how to demonstrate proof of stock ownership, are also available at www.proxyvote.com.

Stockholders may vote and submit questions while attending the virtual audio conference call Annual Meeting.

How do I vote?

Record Holder

1.Vote by Internet. The website address for Internet voting is on your proxy card.

2.Vote by phone. Call 1-800-690-6903 and follow the instructions.

3.Vote by mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

4. Electronically during the meeting: You may vote electronically while attending the virtual Annual Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name)

1.Vote by Internet. The website address for Internet voting is on your voting instruction form provided by your bank, broker, or similar organization.

2.Vote by phone. Call 1-800-690-6903 and follow the instructions.

3.Vote by mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

4. Electronically during the meeting: You may vote electronically while attending the virtual Annual Meeting.

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What constitutes a Quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the voting power of all shares entitled to vote, as of the Record Date, are represented in person or by proxy. Shares owned by Zapata are not considered outstanding or considered to be present at the Annual Meeting. Abstentions will be counted as present for the purpose of determining the existence of a quorum. Broker non-votes will also be counted as present for the purpose of determining the existence of a quorum because routine matters are presented at the Annual Meeting.

What happens if Zapata is unable to obtain a Quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies.

How Many Votes are Needed for Each Proposal to Pass?

Proposals		Vote Required

1.	Election of directors;	Plurality
2.	Approval of the Reverse Split Proposal	Majority of the total voting power outstanding
3.	Ratification of the selection of our independent registered public accounting firm	Majority of the shares present and entitled to vote on the matter
4.	Approval of the Say-on-Pay Proposal	Majority of the shares present and entitled to vote on the matter
5.	Approval of the Say-on-Frequency Proposal	Majority of the shares present and entitled to vote on the matter
6.	Adjournment of the annual meeting	Majority of the shares present and entitled to vote on the matter

Election of Directors. In order to be elected to the Board, each nominee must receive a plurality of the votes cast. This means that the three director nominees who receive the highest number of votes “FOR” their election are elected.

Approval of the Reverse Split Proposal. The affirmative vote of a majority of the outstanding voting power is required for approval of the Reverse Split Proposal.

Ratification of our Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter is required for the ratification of the selection of the independent registered public accounting firm.

Approval of the Say-on-Pay Proposal. The affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter is required for approval of the Say-on-Pay Proposal.

Approval of the Say-on-Frequency Proposal. The affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter is required for approval of the Say-on Frequency Proposal.

Adjournment of the Annual Meeting. The affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter is required to approve the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

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What are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. On Proposals 2, 3, 4, 5, and 6, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the proxy card or your voting instruction form.

How are abstentions treated?

Proposals		Effect of Abstentions on the Proposal

1.	Election of directors	Not applicable
2.	Approval of the Reverse Split Proposal	Against
3.	Ratification of the selection of our independent registered public accounting firm	Against
4.	Approval of the Say-on-Pay Proposal	Against
5.	Approval of the Say-on-Frequency Proposal	Against
6.	Adjournment of the Annual Meeting	Against

Abstentions will have the same effect as a vote “AGAINST” Proposals 2, 3, 4, 5 and 6. Withheld votes will not have any effect on Proposal 1.

What if I am a record holder and sign and return my proxy without making any selections?

If you are the stockholder of record, and you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in accordance with the Board’s recommendations. If other matters properly come before the Annual Meeting, the proxy holders will have the authority to vote your shares at their discretion.

What if I am a beneficial owner and I do not give the nominee voting instructions?

If your shares are held in street name, you must instruct the organization that holds your shares how to vote. Such organization is bound by the rules of the New York Stock Exchange, or NYSE, regarding whether or not it can exercise discretionary voting power for any particular proposal in the absence of voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular matter because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares or when a broker for its own internal reasons elects not to vote uninstructed shares. Broker non-votes are included in the calculation of the number of votes deemed present at the meeting for purposes of determining the presence of a quorum, but broker non-votes on non-routine matters are not considered shares entitled to vote on the specific subject matter and therefore do not affect approval under a majority of the shares present and entitled to vote standard, but are equivalent to votes against under a majority of the outstanding voting power standard.

How are broker non-votes treated?

Broker-non votes occur with non-routine matters (Proposals 2, 4 and 5) where a stockholder holds our shares in “street name” rather than in the stockholder's name. A broker non-vote occurs when a stockholder does not vote on a non-routine matter. In Delaware, a broker non-vote is deemed not entitled to vote so they will have no impact on Proposals 4 and 5, but because Proposal 2 requires a majority of outstanding voting power, a broker non-vote is equivalent to a vote against Proposal 2.

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The table below sets forth, for each proposal, whether a nominee organization can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal.

Proposal		Broker Discretionary Vote Allowed	Impact of Broker Non-Vote*

1.	Election of directors	No	None
2.	Approval of the Reverse Stock Split Proposal	No	Against
3.	Ratification of the selection of our independent registered public accounting firm	Yes	N/A
4.	Approval of the Say-on-Pay Proposal	No	None
5.	Approval of the Say-on-Frequency	No	None
6.	Adjournment of the Annual Meeting	Yes	N/A

*If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. Proposals 3 and 6 are considered “routine” proposals, while Proposals 1, 2, 4, and 5 are considered “non-routine” proposals. As a result, if you do not provide voting instructions to your nominee organization, your shares will not be voted on Proposals 1, 2, 4, and 5. However, because Proposal 2 is a charter amendment, broker non-votes are equivalent to votes against. While broker discretionary voting is permitted under NYSE Rules, an increasing number of brokers and similar organizations which hold shares in street name have elected to either refrain from discretionary voting or engage in a form of proportionate voting such as voting shares in a manner consistent with all other votes cast at the meeting. As a result, while broker discretionary voting could result in a vote “FOR” Proposals 3 and 6 for some or all instances in which a beneficial stockholder declines to provide instructions for voting his, her, or its shares, we cannot predict what the ultimate outcome will be as it depends on the organization which has custody of the shares in each such case.

Is My Proxy Revocable?

If you are a stockholder of record, you may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice of revocation to the Corporate Secretary of Zapata bearing a later date than your proxy, by executing and delivering to the Corporate Secretary of Zapata a proxy card dated after the date of your proxy, or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Zapata Quantum, Inc., 6 Liberty Square, #2488, Boston MA 02109.

If your shares are held in street name, you may change your vote by following your nominee’s procedures for revoking your proxy or changing your vote.

Who is Paying for the Expenses Involved in Preparing and Mailing Proxy Materials?

All of the expenses involved in preparing, assembling and mailing applicable proxy materials in connection with the Annual Meeting and all costs of soliciting proxies will be paid by Zapata. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

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What Happens if Additional Matters are Presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders, Messrs. Sumit Kapur and Clark Golestani, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your shares “FOR” such other candidate or candidates as may be properly nominated by the Board.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of the applicable proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of the applicable proxy materials, or if you hold Zapata stock in more than one account, and in either case you wish to receive only one copy of each of these documents for your household, please contact our Corporate Secretary at: 6 Liberty Square, #2488, Boston MA 02109.

If you participate in householding and wish to receive a separate copy of the applicable proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Zapata stockholders with any of the proposals brought before the Annual Meeting.

Can a Stockholder Present a Proposal To Be Considered At the Next Annual Meeting?

If you wish to submit a proposal to be considered at the 2027 annual meeting of stockholders (the “Next Annual Meeting”), the following is required:

•	For a stockholder proposal to be considered for inclusion in Zapata’s Proxy Statement and proxy card for the Next Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) our Corporate Secretary must receive the written proposal no later than May 17, 2027, which is 120 calendar days prior to the anniversary date Zapata’s Proxy Statement was released to the stockholders in connection with the Annual Meeting. Such proposals also must comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored materials.

•

Our Bylaws include advance notice provisions that require stockholders desiring to recommend or nominate individuals for election to the Board or who wish to present a proposal at the Next Annual Meeting to do so in accordance with the terms of the advance notice provisions.

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To be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. A stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding an Annual Meeting; provided, however, that, in the event that the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior Annual Meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting is first made by the Company. The public announcement of an adjournment or postponement of an Annual Meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to our Corporate Secretary at 6 Liberty Square, #2488, Boston MA 02109.

We reserve the right to amend our Bylaws and any change will apply to the next Annual Meeting unless otherwise specified in the amendment.

Interest of Officers and Directors in Matters to Be Acted Upon

Except in the election of directors (Proposal 1) and Say-on-Pay (Proposal 4), none of the officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting.

Where can I find voting results of the Annual Meeting?

We will announce the results for the proposals voted upon at the Annual Meeting and publish voting results in a Current Report on Form 8-K filed within four business days after the Annual Meeting.

The Board Recommends that Stockholders Vote “FOR” ALL Proposals

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PROPOSAL 1. ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors that constitute the entire Board of Directors (the “Board”) shall be fixed from time to time by resolution adopted by a majority of the entire Board. Our Board currently consists of three directors. Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, our Board has nominated the three individuals named below each currently serving as directors of the Company to be elected as directors at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Our Certificate of Incorporation provides that the Board shall be divided into three classes, with staggered terms. Class I is nominated to serve until the 2027 Annual Meeting, Class II is nominated to serve until the 2028 Annual Meeting, and Class III is nominated to serve until the 2029 Annual meeting, and in each case, until their respective successor, if any, is duly elected and qualified

The Board recommends a vote “For” the election of all of the director nominees.

NOMINEES FOR DIRECTOR

The following table sets forth information provided by the nominees as of the Record Date. All of the nominees are currently serving as directors of Zapata. All of the nominees have consented to serve if elected by our stockholders. There are no family relationships among our directors and executive officers.

Name	Age	Position	Class
Sumit Kapur	50	Chief Executive Officer, Chief Financial Officer and Director	I
William E. Klitgaard	72	Director	II
Clark Golestani	59	Chairman of the Board of Directors	III

Director Nominees’ Biographies

Sumit Kapur, has served as Chief Executive Officer of the Company since October 7, 2024, Chief Financial Officer since May 8, 2024, and a director since October 9, 2025. Mr. Kapur previously served as the Chief Financial Officer of 3Degrees Inc., a financial services and technology company in the energy sector, from May 2012 to January 2024. Prior to that, Mr. Kapur served as vice president - structured finance, of Sungevity, a solar electricity company, from May 2010 to September 2011, investment analyst at Stark Investments, an investment management firm, from February 2008 to June 2009, and vice president - structured finance group, of Morgan Stanley from August 2004 to February 2008. Mr. Kapur has served on multiple boards of private entities, including the board of directors of Tulip.ai, a venture backed startup making holistic healthcare solutions more accessible and effective through the application of artificial intelligence models, since January 2021.

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Clark Golestani, has served as Chairman of the Board of Directors of the Company (the “Board”) since October 9, 2025, a member of our Board since March 2024 and as a member of the Legacy Zapata Board since September 2018. Mr. Golestani has over 35 years of experience in health, life sciences and technology, and is an active investor, advisor and board member across the healthcare and technology, media, and telecommunications (“TMT”) sectors. Mr. Golestani serves as the Managing Director of C Sensei Group, a business consulting and services company since April 2018, as a Senior Advisor at New Mountain Capital, a private equity firm since April 2018, as an Industry Advisor at Advent, a private equity firm since September 2025. Mr. Golestani also serves as the Managing Director of the K2 Access Fund since October 2020, and as a member of the investment committee of The CXO Fund since August 2018, both venture capital firms that invest in early-stage companies.

William E. Klitgaard, has served as a director of the Company since October 8, 2025 and was previously a member of our Board from March 2024 to October 15, 2024. Mr. Klitgaard has been a member of the Legacy Zapata Board since June 2023. Mr. Klitgaard has served as an operating executive at Avista Capital Partners, a private equity firm, since 2020. Mr. Klitgaard most recently served as President of Enlighten Health, a division of LabCorp (NYSE:LH) that focuses on innovation and creation of new information-based services utilizing core assets of LabCorp and Covance, Inc. Previously, he spent 19 years at Covance, one of the world’s largest contract research organizations, where he served for three years as Corporate Senior Vice President and Chief Information Officer, and nearly twelve years as Corporate Senior Vice President and Chief Financial Officer. Mr. Klitgaard has served as a director and chair of the audit committee of XIFIN, Inc., a healthcare innovative technology company, since January 2020. Mr. Klitgaard previously served as a director of Syneos Health, Inc. (Nasdaq: SYNH), from March 2017 to September 2023, Inform Diagnostics, from December 2019 to April 2022, Liaison Technologies, from August 2013 to December 2018, Bioclinica, Inc., from June 2018 to March 2019, and Certara, L.P., from September 2017 to July 2020. We believe Mr. Klitgaard’s private equity investment and company oversight experience and background, as well as his financial experience, makes him well qualified to serve on our Board.

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EXECUTIVE OFFICERS

Name	Age	Position
Sumit Kapur	50	Chief Executive Officer and Chief Financial Officer,

See “Director Nominees’ Biographies” above for Mr. Kapur’s biography.

CORPORATE GOVERNANCE

Board Committees and Charters

Our Board has three standing committees—an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Copies of the charters for each Committee are available on our website, www.zapataquantum.com.

Our Board held four meetings during 2025. Prior to October 8, 2025, the Board held three meetings, each of which also functioned as meetings of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Following October 8, 2025, the Board held one additional meeting, and the Audit Committee held one additional meeting. The Board also took formal action by unanimous consent on 14 occasions in 2025. We have no formal policy regarding attendance by directors or officers at our stockholders’ meetings.

Audit Committee

The members of our Audit Committee are William E. Klitgaard and Clark Golestani. Mr. Klitgaard serves as the Chair of the Audit Committee. Our Board determined that Mr. Klitgaard qualifies as an Audit Committee financial expert within the meaning of SEC regulations. In making this determination, our Board considered formal education and previous experience in financial roles. Our independent registered public accounting firm and management periodically meets privately with our Audit Committee.

The functions of this Committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	meeting periodically with each of our management, and independent auditors;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•	discussing the scope and results of our audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing with management and our auditors any earnings press releases and any financial information and earnings guidance provided to analysts and rating agencies;
•	reviewing related party transactions;
•	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes the internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law regarding any audits carried out by our independent auditors, as well as any steps taken to deal with any issues; and
•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

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The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Our Audit committee operates under a written charter that in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Compensation Committee

The members of our Compensation Committee are Clark Golestani and William E. Klitgaard, and Clark Golestani serves as the Chairman of the Compensation Committee. Our Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The functions of the Committee include, among other things:

•	reviewing and recommending that our Board approve the compensation of our executive officers;
•	reviewing and recommending the compensation of directors;
•	reviewing and recommending that our Board approves the terms of compensatory arrangements with executive officers;
•	administering equity incentive plans;
•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the Committee’s Compensation advisors, and providing oversight of any such advisors;
•	reviewing and approving the compensation of the Company’s compensation advisors;
•	reviewing and recommending that our Board approves incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for executive officers and other senior management, as appropriate;
•	reviewing and establishing general policies relating to compensation and benefits of employees; and
•	reviewing our overall compensation philosophy.

The composition and function of its Compensation Committee will comply with all applicable requirements of the Sarbanes-Oxley Act and applicable SEC rules and regulations. Our Compensation Committee operates under a written charter in accordance with the applicable rules and regulations of the SEC.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Clark Golestani and William E. Klitgaard, and Clark Golestani serves as the Chairman of the Nominating Committee.

The functions of this Committee include, among other things:

•	identifying, evaluating and selecting, or recommending that the Board approve, nominees for election as directors;
•	evaluating the performance of the Board and of individual directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of corporate governance practices and reporting; and
•	developing and making recommendations to the Board regarding corporate governance guidelines and matters.

The composition and function of the Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act and applicable SEC rules and regulations. Our Nominating and Corporate Governance Committee operates under a written charter in accordance with the applicable rules and regulations of the SEC.

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Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has ever been an executive officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers that serve as a member of our Board or Compensation Committee.

All of the directors, then serving as directors, attended over 75% of the applicable Board and Committee meetings held in 2025.

Board Leadership Structure

While our Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and Chief Executive Officer, those two positions have been held by separate individuals since October 9, 2025, when Mr. Clark Golestani was selected as Chairman of the Board.

The Board believes that separation of the roles is the appropriate leadership structure for us at this time as it allows for sufficient Board oversight of the business and supervision of our Chief Executive Officer, while still providing sufficient autonomy to our management team to oversee day-to-day operations of the Company. Further, the current separation of the roles allows the Chief Executive Officer to focus his time and energy on operating and managing the Company while also enabling our Company to benefit from leveraging the experience and perspectives of the Chairman against that of the Company’s senior management.

Board Assessment of Risk

The Board is actively involved in the oversight of risks that could affect Zapata. This oversight is conducted primarily through the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Audit Committee considers and reviews with management the adequacy of our internal controls, including the processes for identifying significant risks and exposures, and elicits recommendations for the improvements of such procedures where desirable. In addition to the Audit Committee’s role, the full Board is involved in oversight and administration of risk and risk management practices. Senior management has day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Board as a whole. Members of our senior management have an open line of communication to the Board and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention arise.

The Board actively interfaces with management on seeking solutions to any perceived risk.

Compensation Policies and Practices as Related to Risk Management

The Compensation Committee and management do not believe that the Company maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company. Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. Our Compensation Committee has in the past granted and may in the future grant in its sole discretion equity awards to officers and directors. Further, it has given the Chief Executive Officer the power to grant awards to employees.

The principal risks other than liquidity relate to our status as an early-stage company and risks related to our business and industry, including risks related to competition.

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Code of Ethics

Our Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our employees, including our Chief Executive Officer, as well as our Board. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistle-blowing or the prompt reporting of illegal or unethical behavior. A copy of our Code of Ethics is available through the “Investors” section on our website, which can be found at www.zapataquantum.com. The information on, or that can be accessed through, our website is not incorporated herein. In addition, we will provide a copy of the Code of Ethics to any person without charge, upon request. The request for a copy can be made in writing by contacting our Corporate Secretary at Zapata Quantum, Inc., 6 Liberty Square, #2488, Boston MA 02109.

Insider Trading Policy

The Company has implemented an Insider Trading Policy applicable to its officers and directors and employees with access to material nonpublic information, as well as such persons’ family members, which generally prohibits such persons from conducting transactions involving the purchase or sale of the Company’s securities during a blackout period. For this purpose, the term “blackout period” is defined in the Policy as a quarterly period beginning on the 16th calendar day of the last month of each fiscal quarter and ending one day following the date of public disclosure of the financial results for such fiscal quarter. In addition, under the Policy the Company may adjust the duration of a particular blackout period, or impose “event specific” blackout periods, including when there are nonpublic developments that would be considered material for insider trading law purposes. The Policy also strictly prohibits and trading on material nonpublic information, regardless of whether such a transaction occurs during a blackout period.

While the granting of options and other equity awards to officers, directors and other employees is not expressly addressed in the Insider Trading Policy described above, the Company follows the same principles set forth in such Policy when granting equity awards, including options, to its officers, directors and other employees with access to material nonpublic information. Generally the Board or Compensation Committee does not approve grants of such awards during a blackout period, and does not take material nonpublic information into account when determining the timing and terms of such an award. Further, the Company does not have a policy or practice of timing the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Anti-Hedging Policy

Under the Company’s Insider Trading Policy, all officers, directors and certain identified employees are prohibited from engaging in hedging transactions.

Clawback Policy

The Company has implemented a clawback policy to recoup “excess” incentive compensation, if any, earned by current and former executive officers during a three year look back period in the event of a financial restatement due to material noncompliance with any financial reporting requirement under the securities laws (with no fault required).

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Stockholder Communications

Although we do not have a formal policy regarding communications with our Board, stockholders may communicate with the Board by writing to the Corporate Secretary of Zapata Quantum, Inc., 6 Liberty Square, #2488, Boston MA 02109. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Section 16(a) Reports

During 2025, we were not required to file reports with the SEC under the Exchange Act.

Involvement in Certain Legal Proceedings

From time to time, Zapata may be involved in legal proceedings and claims that arise in the ordinary course of business, including matters relating to intellectual-property protection, contracts, employment, or regulatory compliance. As of the filing of this Proxy Statement, the Company is not a party to any material pending legal proceeding that, if adversely determined, would have a material adverse effect on its financial position or results of operations.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

The following is a description of transactions since January 1, 2024 as to which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, which is $25,000, and in which any related person has or will have a direct or indirect material interest, other than equity, compensation, termination and other arrangements.

On June 12, 2025, the Company entered into a Securities Purchase Agreement with Sumit Kapur, the Company’s Chief Executive Officer, pursuant to which the Company sold Mr. Kapur a secured convertible promissory note in the original principal amount of $100,000 and warrants to purchase 1,250,000 shares of common stock having an exercise price of $0.04, in exchange for total gross proceeds of $100,000.

On June 12, 2025, the Company entered into a Securities Purchase Agreement with Clark Golestani, a director, pursuant to which the Company sold Mr. Golestani a secured convertible promissory note in the original principal amount of $100,000 and warrants to purchase 1,250,000 shares of common stock having an exercise price of $0.04, in exchange for total gross proceeds of $100,000.

On June 12, 2025, the Company entered into a Securities Purchase Agreement with William Klitgaard, a director, pursuant to which the Company sold Mr. Klitgaard a secured convertible promissory note in the original principal amount of $100,000 and warrants to purchase 1,250,000 shares of common stock having an exercise price of $0.04, in exchange for total gross proceeds of $100,000.

On October 8, 2025, the Company granted Mr. Klitgaard the following compensation: (i) a grant of 1,000,000 five-year stock options, vesting in equal monthly increments over a two-year period, subject to continued services to the Company as of each applicable vesting date, with an exercise price of $0.08, (ii) cash compensation of $100,000 per year for services as director, and (iii) additional cash compensation of $25,000 per year for services as a chair of the Audit Committee of the Company, with both cash grants subject to Mr. Klitgaard’s continued service to the Company as of each applicable payment date.

On October 9, 2025, the Company granted Mr. Golestani 1,000,000 five-year stock options with an exercise price of $0.08, vesting in equal monthly increments over a two-year period, subject to Mr. Golestani’s continued service to the Company as of each applicable vesting date.

On October 9, 2025, the Company granted Mr. Kapur 1,000,000 five-year stock options with an exercise price of $0.08, vesting in equal monthly increments over a two-year period, subject to Mr. Kapur’s continued service to the Company as of each applicable vesting date, and 5,000,000 five-year stock options with an exercise price of $0.08, vesting in equal monthly installments over four years, subject to his continued services to the Company as of each applicable vesting date.

In accordance with the terms set forth in the Senior Secured Note Purchase Agreement and the Business Combination Agreement, the Company entered into exchange agreements with certain holders of Senior Secured Notes, including certain current and former executive officers and members of the Board, and beneficial holders of more than five percent of Zapata Quantum, Inc. common stock pursuant to which all of the outstanding principal and accrued interest as of March 27, 2024 was converted into shares of common stock at a conversion price of $4.50 per share. The following table describes, with respect to each former executive officer and member of the Board whose notes converted, the amount of aggregate principal and interest outstanding and the number of shares issued in connection with such conversion.

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Name	Relationship to the Company	Amount of Note (Principal and Interest) ($)	Shares of New Company Common Stock Issued at Closing (#)
William M. Brown	Director; Former President and Chief Financial Officer	156,349.32	34,744
William E. Klitgaard	Director	568,568.92	126,348
William J. Sandbrook	Former Co-Chief Executive Officer and Chairman	1,095,159.13	243,368
Michael M. Andretti	Former Co-Chief Executive Officer and Director	1,669,153.87	370,923
Gerald D. Putnam (1)	Former Director	259,452.06	57,656
Peter C. Brown	Brother of William M. Brown.	104,233.92	23,163

(1) The Senior Secured Notes were purchased on behalf of Mr. Putnam and his wife, Sharron Putnam, through each individual’s respective investment retirement account.

Pursuant to a Deferred Payment Agreement dated as of March 28, 2024, the Company amended the terms of the outstanding unsecured promissory notes (the “Notes”) issued to Andretti Sponsor LLC (the “Sponsor”) on January 25, 2023 and to each of Michael M. Andretti, William J. Sandbrook and William M. Brown on March 27, 2023 (each a “Lender” and, together, the “Lenders”).The table below reflects the aggregate outstanding principal and interest due under the Notes as of March 28, 2024.

Lender	Relationship to the Company	Date of Issuance (as amended)	Total Due (Principal and Interest)
Sponsor	5% Beneficial Owner	January 25, 2023	$256,756.13
Willam J. Sandbrook	Former Co-Chief Executive Officer and Chairman	May 23, 2023	$1,177,843.08
Michael M. Andretti	Former Co-Chief Executive Officer and Director	May 23, 2023	$1,177,843.08
William M. Brown	Director; Former President and Chief Financial Officer	May 23, 2023	$235,220.19

Pursuant to the amended terms, we paid $30,000 to the Sponsor and $100,000 to each Lender for aggregate payments of $330,000 at the Closing. The remaining aggregate balance of the Notes, plus accrued interest through the Closing Date, of approximately $2.5 million was deferred at the Closing. The Notes are no longer outstanding.

Related Party Policy

Our Audit Committee, pursuant to a written charter, is responsible for reviewing and approving related party transactions to the extent that we entered into such transactions.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of our common stock beneficially owned as of September 2, 2026 by (i) our named executive officers, (ii) each director, (iii) those persons known by us to be owners of more than 5% of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise specified in the footnotes to this table, the address for each person is: c/o Zapata Quantum, Inc., 6 Liberty Square #2488, Boston, MA 02109.

Title of Class of Stock	Beneficial Owner Name & Address	Amount of Class of Stock Beneficially Owned (1)	Percent of Class of Stock Beneficially Owned (1)
	Executive Officers and Directors
Common Stock	Sumit Kapur, Chief Executive Officer, Chief Financial Officer and Director (2)	38,400,000	19.7%
Common Stock	Clark Golestani, Director (3)	37,029,125	19.2%
Common Stock	William E. Klitgaard, Director (4)	4,435,627	2.3%
	All directors and executive officers as a group (7 persons)	79,864,752	39.3%

	5% beneficial owners
Common Stock	Andretti Autosport Holding Company LLC (5)	9,479,000	5.0%
Series D Convertible Preferred Stock	Triatomic Capital Private I LP (6)	1,425	9.9%
Series D Convertible Preferred Stock	Namdar Family Holding LLC (7)	3,250	22.6%
Series D Convertible Preferred Stock	Sohan Uppal (8)	1,000	7.0%
Series D Convertible Preferred Stock	Terra Property Trust, Inc. (9)	1,000	7.0%
Series D Convertible Preferred Stock	Vaspen MS I, LLC (10)	1,000	7.0%
Series C Convertible Preferred Stock	Paul, Weiss, Rifkind, Wharton & Garrison LLP (11)	7,091	100.0%

(1)	Applicable percentages are based on 188,673,270 shares of common stock issued and outstanding as of September 2, 2026. Shares of common stock subject to options, warrants, convertible preferred stock and other derivative securities currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by them.

(2)	Sumit Kapur. Consists of (i) 32,500,000 shares of the Issuer's common stock, vesting in equal monthly installments over a two-year period; (ii) 400,000 shares of common stock underlying stock options, which represent a portion of a grant of 600,000 stock options on May 20, 2024 with an exercise price of $1.23 per share, the remainder of which vests in equal monthly increments over three years from March 13, 2025; (iii) 2,500,000 shares of common stock issuable upon conversion of a convertible promissory note in the principal amount of $100,000 with a conversion price of $0.04 per share, (iv) 1,250,000 shares of common stock issuable upon exercise of a five-year warrant to purchase shares of common stock with an exercise price of $0.04 per share, (v) 500,000 shares of Common Stock underlying stock options, which represent a portion of a grant of 1,000,000 stock options on October 9, 2025 with an exercise price of $0.08 per share, the remainder of which vests in equal monthly increments over two years, and (vi) 1,250,000 shares of common stock underlying stock options, which represent a portion of a grant of 5,000,000 stock options on October 9, 2025 with an exercise price of $0.08 per share, the remainder of which vests in equal monthly increments over four years.

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(3)	Clark Golestani. Consists of (i) 32,500,000 restricted shares of the Issuer's common stock, vesting in equal monthly installments over a two-year period, (ii) 176,288 additional shares of the Issuer's common stock , (iii) 34,279 shares of common stock underlying stock options exercisable until February 4, 2031, with an exercise price of $2.02 per share; (iv) 68,558 shares of common stock underlying stock options exercisable until July 31, 2033, with an exercise price of $3.80 per share; (v) 2,500,000 shares of common stock issuable upon conversion of a convertible promissory note in the principal amount of $100,000 with a conversion price of $0.04 per share, (vi) 1,250,000 shares of common stock issuable upon exercise of a five-year warrant to purchase shares of common stock with an exercise price of $0.04 per share, and (vii) 500,000 shares of common stock underlying stock options, which represent a portion of a grant of 1,000,000 stock options on October 9, 2025 with an exercise price of $0.08 per share, the remainder of which vests in equal monthly increments over two years.

(4)	William Klitgaard. Consists of (i) 151,348 shares of common stock, (ii) 2,500,000 shares of common stock issuable upon conversion of a convertible promissory note in the principal amount of $100,000 with a conversion price of $0.04 per share, (iii) 1,250,000 shares of common stock issuable upon exercise of a five-year warrant to purchase shares of common stock with an exercise price of $0.04 per share, (iv) 500,000 shares of common stock underlying stock options, which represent a portion of a grant of 1,000,000 stock options on October 9, 2025 with an exercise price of $0.08 per share, the remainder of which vests in equal monthly increments over two years and (v) 34,279 shares of common stock underlying stock options with an exercise price of $3.80 per share.

(5)	Andretti Autosport Holding Company LLC. Jill Gregory is the President of Andretti Autosport Holding Company, LLC. As such, Andretti Autosport Holding Company, LLC and Jill Gregory may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) the issuer's securities described herein. To the extent Jill Gregory is deemed to beneficially own such securities, Jill Gregory disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein, and the inclusion of these shares in this Report shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 13 and the rules thereunder. Address is 8278 Georgetown Road Indianapolis, IN 46268.

(6)	Triatomic Capital Private I LP. The shares of Common Stock listed in the table above consists of (i) 12,500,000 shares of Common Stock issuable upon conversion of a convertible promissory note in the principal amount of $500,000 and (ii) 6,250,000 shares of Common Stock issuable upon exercise of a warrant to purchase shares of Common Stock. Common Stock represented in the Pro Forma Fully Diluted Beneficial Ownership listed in the table above consists of (i) 3,245,275 shares of the Company’s Common Stock issuable upon conversion of 1,425 shares of the Company’s Series D Convertible Preferred Stock, (ii) 1,622,637 shares of the Company’s Common Stock issuable upon exercise of Warrant to Purchase Common Stock and (iii) the shares of Common Stock listed above. Address is 505 Hamilton Ave., Ste. 330, Palo Alto, CA 94301.

(7)	Namdar Family Holding LLC. Common Stock represented in the Pro Forma Fully Diluted Beneficial Ownership listed in the table above consists of (i) 7,401,503 shares of the Company’s Common Stock issuable upon conversion of 3,250 shares of the Company’s Series D Convertible Preferred Stock and (ii) 3,700,751 shares of the Company’s Common Stock issuable upon exercise of Warrant to Purchase Common Stock. Address is 130 Great Neck Rd., Ste. 304, Great Neck, NY 11021.

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(8)	Sohan Uppal. Common Stock represented in the Pro Forma Fully Diluted Beneficial Ownership listed in the table above consists of (i) 2,277,386 shares of the Company’s Common Stock issuable upon conversion of 1,000 shares of the Company’s Series D Convertible Preferred Stock and (ii) 1,138,693 shares of the Company’s Common Stock issuable upon exercise of Warrant to Purchase Common Stock. Address is 8334 Virginia Ave. South, Minneapolis, MN 55438.

(9)	Terra Property Trust, Inc. Common Stock represented in the Pro Forma Fully Diluted Beneficial Ownership listed in the table above consists of (i) 2,277,386 shares of the Company’s Common Stock issuable upon conversion of 1,000 shares of the Company’s Series D Convertible Preferred Stock and (ii) 1,138,693 shares of the Company’s Common Stock issuable upon exercise of Warrant to Purchase Common Stock. Address is 205 W 28th Street, 12th Floor, New York, NY 10001.

(10)	Vaspen MS I, LLC. Common Stock represented in the Pro Forma Fully Diluted Beneficial Ownership listed in the table above consists of (i) 2,277,386 shares of the Company’s Common Stock issuable upon conversion of 1,000 shares of the Company’s Series D Convertible Preferred Stock and (ii) 1,138,693 shares of the Company’s Common Stock issuable upon exercise of Warrant to Purchase Common Stock. Address is 205 W 28th Street, 12th Floor, New York, NY 10001.

(11)	Paul, Weiss, Rifkind, Wharton & Garrison LLP. Address is 1285 Avenue of the Americas, New York, NY 10019-6064.

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PROPOSAL 2 APPROVAL OF ONE OR MORE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLITS

The Reverse Split Proposal

Our Board has adopted and submitted for stockholder approval of one or more amendments to our Certificate of Incorporation (our “Certificate”), in each case to effect a Reverse Split of all outstanding shares of our common stock, if the Board deems that it is in our and our stockholders’ best interests, at a ratio to be determined by the Board in the range of one-for-two through one-for-50. Our Board will have the sole discretion to elect, as it determines to be in the best interests of Zapata and our stockholders, whether or not to effect a Reverse Split, and if so, at which ratio within the approved range. Our Board believes that approval of a proposal granting this discretion to the Board, rather than approval of an immediate Reverse Split at a specified ratio, would provide the Board with maximum flexibility to react to current market conditions and other factors it deems appropriate and to therefore achieve the purposes of a Reverse Split, if implemented, and to act in the best interests of Zapata and our stockholders.

The Reverse Split Proposal has been proposed for approval at the Annual Meeting in order to facilitate Zapata’s initial uplisting to a national securities exchange, and if successful in uplisting, to maintain its listing on such national securities exchange. Our common stock is currently quoted on the OTCQB. Subject to compliance with applicable initial listing standards, the Company intends to seek uplisting of its common stock on a national securities exchange such as an exchange operated by The Nasdaq Stock Market, LLC or the New York Stock Exchange LLC (as applicable, “Nasdaq,” “NYSE” or an “Exchange”).

To effect a Reverse Split, our Board would authorize our management to file a Certificate of Amendment to our Certificate with the Delaware Secretary of State. If our Board elects to implement an approved Reverse Split within the range, the number of issued and outstanding shares of our common stock (as well as common stock underlying derivative securities such as options and warrants) would be reduced in accordance with the ratio for the selected Reverse Split. The par value of our common stock would remain unchanged, however the number of authorized and unissued shares of our common stock would increase as a result of a Reverse Split. If approved by our stockholders, our Board may nonetheless elect not to implement a Reverse Split at its sole discretion. The proposed form of amendment(s) to our Certificate to implement a Reverse Split is attached to this Proxy Statement as Annex A.

Purpose of the Reverse Split Proposal

The purpose of the Reverse Split Proposal is to enable the Company to meet the initial and, if uplisted, the continued listing requirements of an Exchange.

The initial and continued listing standards of each Exchange generally require certain minimum criteria be met with respect to the bid price, market capitalization and financial performance of the Company and its common stock. We may be unable to qualify in the near term for potential standards for listing which require two years of operating history, which could significantly delay our ability to become listed on an Exchange. Further, one potential standard for listing requires us to maintain a closing bid price of at least $4.00 for at least 90 trading days, among other required criteria. Our current stock price would require us to effect a Reverse Split in an effort to achieve that minimum price and, if the minimum price is achieved, the Company will also be required to maintain that minimum closing bid price for a prolonged period of time, which cannot be guaranteed.

The Board has determined that uplisting its common stock on an Exchange is an important goal, as the Board believes that the listing of our common stock on a principal national securities exchange enhances the liquidity of the outstanding shares as well as the Company’s ability to raise capital, each of which is considered to be a benefit to the Company and its stockholders. Additionally, the Board believes that listing on an Exchange enhances visibility and credibility to the investment community with respect to our common stock. If, on the other hand, we cannot meet the initial listing standards to uplist to an Exchange, or if the Company is uplisted but cannot maintain compliance with the continued listing standards, our common stock would most likely remain on the OTCQB, an over-the-counter market established for unlisted securities operated by The OTC Markets Group. In such an event, investors may find it more difficult to sell shares of our common stock.

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While the Company hopes that approval of this Proposal 2 and the Reverse Splits will enable it to uplist for trading on an Exchange there is no guarantee a Reverse Split if it occurs, will result in uplisting of the Company’s common stock to an Exchange or if such uplisting is accomplished, that continued listing can be maintained.

For more information on the risks inherent in a Reverse Split, see below under the heading “Certain Risks Associated with a Reverse Split.” For additional information about the risks we and our investors face with respect to our common stock, business and other matters, see “Item 1A. - Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, a copy of which has been mailed with this Proxy Statement to our stockholders of record as of the Record Date.

Certain Risks Associated with a Reverse Split

If a Reverse Split does not result in a proportionate increase in the price of our common stock, we may be unable to meet the initial listing requirements of an Exchange.

We expect that if approved a Reverse Split will increase the market price of our common stock so that we will be able to comply with the initial listing requirements of an Exchange, including the minimum bid price requirement. However, the effect of a Reverse Split on the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of our common stock following a Reverse Split will not increase sufficiently for us to gain or maintain compliance with the minimum bid price requirement. For example, if our stock price were to fall below $0.08 per share, the high end of the range of a Reverse Split, which is one-for-50, would potentially be insufficient to enable us to comply with the minimum bid price requirement post-Reverse Split. Further, a Reverse Split may result in a lesser number of round lot holders (holders of at least 100 shares), which could also cause us to be noncompliant with another Exchange rule such as, for example, a Nasdaq rule requiring that we have at least 300 round lot holders. If we are unable meet the minimum bid price requirement or other requirements under applicable Exchange rules, we may be unable to have our common stock listed on an Exchange, and may be unable to list our common stock on an alternative national securities exchange. This could have a material adverse effect on our liquidity and an investment in us, and impose additional hardships on investors seeking to sell our common stock.

Even if a Reverse Split results in the requisite increase in the market price of our common stock, there is no assurance that we will be able to continue to comply with the minimum bid price or other continued listing requirements.

Even if a Reverse Split results in the requisite increase in the market price of our Common Stock to be in compliance with the minimum bid price requirements of an Exchange, there can be no assurance that the market price of our common stock following a Reverse Split will remain at the level required for continued compliance with such requirement. It is not uncommon for the market capitalization of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the implementation of a Reverse Split, the percentage decline may be greater than would occur in the absence of a Reverse Split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or continue to comply with the minimum bid price requirement.

Our common stock was previously listed on The Nasdaq Global Market until it was delisted in March 2025 following our operational cessation in October 2024. Following a period of inactivity, we recently became current in our SEC filings by filing Quarterly Reports on Form 10-Qs and an Annual Report on Form 10-K for the fiscal periods from December 31, 2024 through September 30, 2025, and thereafter on June 16, 2026 our common stock became quoted on the OTCQB, a higher-tiered market operated by the OTC. Markets, Group, Inc.

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Based on the initial listing standards and related rules and policies of the Exchanges and circumstances surrounding the Company and its common stock, the Company may face significant challenges in its ability to achieve uplisting to an Exchange in the near term. The initial listing standards of each Exchange generally require certain minimum criteria be met with respect to the bid price, market capitalization, financial performance, operating history, publicly held shares, trading activity and corporate governance of the Company and its common stock. Further, our operational cessation in 2024 may impact our ability to qualify in the near term for potential standards for listing which require two years of operating history, which could significantly delay our ability to become listed on an Exchange. Further, one potential standard for listing requires us to maintain a closing bid price of at least $4.00 for at least 90 trading days, among other required criteria. In addition to the fact that given our current stock price this would require us to effect a reverse stock split in an effort to achieve that minimum price, there is substantial uncertainty as to our ability to maintain that minimum closing bid price for a prolonged period of time, particularly given our quotation on the OTCQB and the volatility of our stock price. We may be unable to successfully navigate or address these challenges, which could significantly delay or prevent us from uplisting to an Exchange. If the Company is unable to uplist to an Exchange, or if uplisted, to maintain such listing, it would negatively impact both investors’ ability to sell their shares and the market for such shares, and the Company’s ability to raise capital.

A Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be adversely affected by a Reverse Split given the reduced number of shares that will be outstanding following a Reverse Split, especially if the market price of our common stock does not sufficiently increase as a result of a Reverse Split. In addition, a Reverse Split may decrease the number of stockholders who own round lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

The increased market price of our common stock resulting from a Reverse Split may not attract new investors, including institutional investors, and may not satisfy the investing guidelines of those investors, and consequently, the liquidity of our common stock may not improve.

Although we believe that a higher market price may help generate greater or broader investor interest in our common stock, there can be no assurance that a Reverse Split will result in a per-share price increase sufficient to attract new investors, including institutional investors. Additionally, there can be no assurance that the market price of our common stock will satisfy the investing guidelines of those investors. As a result, the trading liquidity of our common stock may not necessarily improve following a Reverse Split.

Principal Effects of a Reverse Split

A Reverse Split, if implemented, in each case, will have the following principal effects:

•	the number of shares of our common stock held by individual stockholders will decrease based on the ratio, and the number of stockholders who own “round lots” of at least 100 shares of will decrease;

•	the number of shares of common stock issuable upon exercise of outstanding stock options and warrants or conversion of outstanding convertible securities (if any) and the exercise price of such outstanding options and warrants and the conversion price of such outstanding convertible securities (if any), will be adjusted in accordance with their respective terms based on the ratio at which a Reverse Split is effected;

Shares of common stock after a Reverse Split will be fully paid and non-assessable. The amendments will not change any of the other terms of our common stock. Following a Reverse Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to a Reverse Split. Following a Reverse Split, we will continue to be subject to the reporting requirements of the Exchange Act.

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Because the authorized common stock will not be reduced at the same ratio as a Reverse Split ratio, a Reverse Split will have an overall effect of increasing the authorized but unissued shares of common stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of a Reverse Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

Fractional Shares

No fractional shares will be issued as the result of a Reverse Split. We will round up any fractional shares resulting from a Reverse Split to the nearest whole share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of common stock following a Reverse Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Procedure for Implementing a Reverse Split

To effect a Reverse Split, in each case we require approval from the Financial Industry Regulatory Authority (“ FINRA”). This will require time which we estimate may be up to 60 days after we provide the required notice to FINRA. A Reverse Split in each case as applicable would become effective upon the filing with the Delaware Secretary of State of a Certificate of Amendment to the Certificate of Incorporation as of the time of filing or such other time set forth in the Certificate of Amendment (the “Effective Time”), as determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. Additionally, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with a Reverse Split if, at any time prior to the filing of a Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the best interest of the Company and the stockholders to effect a Reverse Split. Beginning at the Effective Time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the applicable Reverse Split.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, used to identify our equity securities. Stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Effect on Beneficial Owners of Common Stock

Upon the implementation of a Reverse Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names with Continental Stock & Transfer, the Company’s Transfer Agent. Banks, brokers, custodians or other nominees will be instructed to effect a Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing a Reverse Split. Stockholders who hold our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

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Effect on Registered “Book-Entry” Holders of Common Stock

Certain registered holders of our common stock may hold some or all of their shares electronically in book-entry form with the Transfer Agent. These stockholders do not have stock certificates evidencing their common stock ownership. Such stockholders are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the Transfer Agent will not need to take action. A Reverse Split will automatically be reflected in the Transfer Agent’s records and on their next statement.

Exchange of Stock Certificates

We expect that the Transfer Agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., stockholders who hold their shares directly in their own name and not through a broker) in connection with a Reverse Split. As soon as practicable after the filing of a Certificate of Amendment, registered holders of certificated pre-Reverse Split shares may be asked to surrender to the Transfer Agent certificates representing pre-Reverse Split shares in exchange for a book entry with the Transfer Agent or certificates representing post-Reverse Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new stock certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Transfer Agent.

For street name holders of pre-Reverse Split shares (i.e., stockholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the Effective Time.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Federal Income Tax Consequences

Each stockholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your particular situation.

The following discussion of the material U.S. federal income tax consequences of a Reverse Split is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect. Those legal authorities are subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect to a Reverse Split. No ruling from the IRS with respect to the matters discussed below has been requested, and there is no assurance that the IRS or a court would agree with the conclusions set forth in this discussion. The following discussion assumes that the pre-split shares of common stock were, and post-split shares will be, held as “capital assets” as defined in the Code. This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular stockholders in light of their specific circumstances or to certain types of stockholders (like dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF A REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

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We will not recognize any gain or loss for U.S. federal income tax purposes as a result of a Reverse Split.

A stockholder will not recognize gain or loss for U.S. federal income tax purposes on the exchange of pre-Reverse Split shares of our common stock for post-Reverse Split shares of our common stock in a Reverse Split. A stockholder’s aggregate tax basis in the post-Reverse Split shares of our common stock the stockholder receives in a Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares of our common stock the stockholder surrenders in exchange therefor. A stockholder’s holding period for the post-Reverse Split shares of our common stock the stockholder receives in a Reverse Split will include the stockholder’s holding period for the pre-Reverse Split shares of our common stock the stockholder surrenders in exchange therefor. Stockholders who have different bases or holding periods for pre-Reverse Split shares of our common stock should consult their tax advisors regarding their bases or holding periods in their post-Reverse Split common stock.

Anti-Takeover Effects of a Reverse Split

The effective increase in our authorized and unissued shares of common stock resulting from a Reverse Split could potentially be used by our Board to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. A Reverse Split could make it more difficult to accomplish a merger or similar transaction, even if such transaction is beneficial to the stockholders. The Board might use the additional shares to resist or frustrate, by issuing additional shares of common stock, a third-party takeover effort favored by a majority of the independent stockholders that would provide an above-market premium. A Reverse Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

The Board recommends a vote “FOR” this Proposal 2.

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PROPOSAL 3. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Weinberg & Company (“Weinberg”) as our independent registered public accounting firm for the year ending December 31, 2026, and our Board recommends that stockholders vote in favor of the ratification of such selection. Weinberg has been engaged as our independent registered public accounting firm since July 17, 2025.

The selection of Zapata’s independent registered public accounting firm is not required to be submitted to a vote of the Company’s stockholders. However, Zapata is submitting this matter to its stockholders for ratification as a matter of good corporate governance. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during 2026 if they determine that such a change would be in the best interests of Zapata and its stockholders. If the selection is not ratified, the Audit Committee will consider its options.

A representative of Weinberg is not expected to be present at the Annual Meeting.

The Board recommends a vote “FOR” this Proposal 3.

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Audit Committee Report

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for selecting and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 1301;

•	received the written disclosures and the letter from the independent registered public accounting firm, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed its independence with Zapata; and

•	in reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

This report is submitted by the Audit Committee.

William E. Klitgaard, Chair

Clark Golestani

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that Zapata files with the SEC.

It is not the duty of the Audit Committee to determine that Zapata’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles (“GAAP”) or to plan or conduct audits. Those are the responsibilities of management and Zapata’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of Zapata’s independent registered public accounting firm with respect to such financial statements.

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Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee reviews and approves audit and permissible non-audit services performed by our independent registered public accounting firm (the “Principal Accountant”), as well as the fees charged for such services. In its review of non-audit service and its appointment of our independent registered public accounting firm, the Audit Committee considers and considered whether the provision of such services was compatible with maintaining independence. All of the services provided and fees charged by our Principal Accountant in 2024 and 2025 were approved by the Audit Committee in accordance with its pre-approval policy.

Principal Accountant Fees and Services

As we retained Weinberg & Company P.A., our current independent registered public accounting firm, in 2025, we did not pay such firm any fees in 2024.

The following table sets forth the aggregate fees paid for or accrued by the Company for audit and other services provided by Weinberg & Company P.A., for the year ended December 31, 2025, and Deloitte & Touche LLP and for the year ended December 31, 2024.

	2025 ($)(2)	2024 ($)(2)
Audit Fees (1)	364,802	600,000
Audit Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	1,040,588
Total	364,802	1,640,588

(1)	Audit Fees – these fees relate to fees billed for professional services rendered for the audit of our year-end financial statements and services. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings.

(2)	Represents fees paid or accrued to Deloitte & Touche LLP, the Company’s former independent registered public accounting firm, in 2024.

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EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us for the fiscal years ended December 31, 2025 and 2024 to our Chief Executive Officer (principal executive officer) (the “Named Executive Officer”).

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)		Stock Awards ($)(d)	Option Awards ($)(e)	All Other Compensation ($)(f)	Total ($)(g)

Sumit Kapur (1)(2)	2025	350,000		13,000	520,458	42,948	926,406
Chief Executive Officer	2024	309,167	*	—	483,434	33,758	826,358

*In connection with the cessation of operations in 2024, the Company paid all employees through October 9, 2024.

(1)	Mr. Kapur receives a base salary of $350,000. In the table above, his salary for 2025 includes $350,000 base pay. Mr. Kapur’s “All Other Compensation” for 2025 includes $42,948 for health insurance. Mr. Kapur’s “Stock Awards” represent 32,500,000 shares of restricted stock granted on July 10, 2025, valued at $0.0004 per share, which was the closing market price on the issuance date. On October 9, 2025, the Company appointed Mr. Sumit Kapur to the Board. In connection with his appointment, the Company granted Mr. Kapur 1,000,000 five-year stock options with an exercise price of $0.08, vesting in equal monthly increments over a two-year period. On October 9, 2025, in connection with Mr. Kapur’s services as Chief Executive Officer, the Company also granted Mr. Kapur 5,000,000 five-year stock options with an exercise price of $0.08, vesting in equal monthly installments over four years. These were awarded under the 2024 Equity and Incentive Plan. The amount under “Option Awards” represents the fair market value of such grant calculated in accordance with ASC 718. This amount does not reflect the actual economic value realized by the officer.

(2)	Mr. Kapur joined the Company on May 13, 2024 with a base salary of $350,000. In the table above, his salary for 2024 includes $134,167 standard pay through September 30, 2024 and $175,000 for a six months’ advance/prepayment of salary to retain his services. Mr. Kapur’s “All Other Compensation” for 2024 includes a payment for his unused paid time off as of the cessation date, $9,898 as well as $23,860 for a six months’ advance/prepayment of health insurance. Mr. Kapur was awarded an Inducement Award on May 8, 2024 which included 656,370 options at an exercise price of $1.12 vesting at “one year cliff, then 36 monthly vest”. These were awarded under the 2018 Plan. The amount under “Option Awards” represents the fair market value of such grant calculated in accordance with ASC 718. This amount does not reflect the actual economic value realized by the officer.

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Named Executive Officer’s Employment Agreement

Sumit Kapur. Mr. Kapur is employed by the Company pursuant to an offer letter entered into in connection with his appointment as Chief Financial Officer, as supplemented by such other compensation approved by the Board described in the table above.

Outstanding Equity Awards at Fiscal Year-End

Listed below is information with respect to unvested stock awards and unexercisable and unexercised options for each Named Executive Officer outstanding as of December 31, 2025:

Outstanding Equity Awards At Fiscal Year-End

Listed below is information with respect to unexercised options that have not vested and equity incentive plan awards for the Named Executive Officer outstanding as of December 31, 2025.

Outstanding Equity Awards At Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
(a)	(b)	(c)	(d)	($)(e)	(f)	(g)	($)(h)
Sumit Kapur	259,813	340,187	[N/A]	$1.12	5/8/2034	[N/A]	[N/A]
	83,333	916,667	[N/A]	$0.08	10/9/2035	[N/A]	[N/A]
	208,333	4,791,667	[N/A]	$0.08	10/9/2035	[N/A]	[N/A]
	[N/A]	[N/A]	[N/A]	$ [N/A]	[N/A]	24,375,000	38,512,500

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Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers (“NEOs”), which for purposes of the below table are divided into individuals who serve or have served as principal executive officer during the fiscal years covered by this table (“PEOs”) and other NEOs who are not and have not served as principal executive officer during the applicable fiscal year (“non-PEOs”).

Year (a)	Summary Compensation Table Total for PEO (Sumit Kapur) (b)(1)($)	Compensation Actually Paid to PEO (Sumit Kapur) (c)(3)($)	Summary Compensation Table Total for PEO (Christopher Savoie) (b)(2)($)	Compensation Actually Paid to PEO (Christopher Savoie) (c)(3)($)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (d)(4)($)	Average Compensation Actually Paid to non-PEO Named Executive Officers (e)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (f)(5)($)	Net Income/ (Loss) (g)(6)($)

2025	926,406	10,147,948	–	–	–	–	27.72	9,336,000
2024	826,358	407,924	239,611	239,611	161,982	161,982	2.37	(38,143,000)

(1) Represents the amounts reported for Mr. Kapur, the Company’s current Chief Executive Officer, in the “Total” column of the “Summary Compensation Table” in each applicable year. Mr. Kapur also served as the Company’s Chief Financial Officer beginning on May 20, 2024 until his appointment as the Company’s Chief Executive Officer on October 7, 2024.

(2) Represents the amounts reported for Mr. Savoie, the Company’s former President and Chief Executive Officer, who served until his resignation from such roles on October 7, 2024.

(3) SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “compensation actually paid” as reported in the “Pay Versus Performance” table above. For purposes of the equity award adjustments shown below, no equity awards were cancelled as a result of a failure to meet vesting conditions. The valuation assumptions used to calculate fair values for purposes of the compensation actually paid calculation did not materially differ from those disclosed at the time of grant (as applicable). The table below details the applicable adjustments to the amount in the “Total” column of the “Summary Compensation Table” in each applicable year that were made to determine “compensation actually paid” (all amounts are averages for the NEOs other than the PEO).

(4) Represents the average of the amounts reported for the NEOs as a group (excluding the PEOs) in the “Total” column of the “Summary Compensation Table” in each applicable year. The names of each of the non-PEO NEOs included for these purposes for 2024 are Mimi Flanigan and Yudong Cao. Ms. Flanigan resigned from her position as Chief Financial Officer on May 20, 2024. Mr. Cao was relieved of his position of Chief Technology Officer on October 9, 2024.

(5) Represents the cumulative total shareholder return of a fixed investment of $100 made at the closing price of the Company’s common stock at December 31, 2024, for the measurement period beginning on such date and continuing through and including the end of the applicable fiscal year reflected in the table.

(6) Represents the amount of net income/(loss) reflected in the Company’s audited consolidated financial statements for the applicable fiscal year reflected in the table.

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Reconciliation of Summary Compensation to Compensation Actually Paid

Year	Name	Summary Compensation Table Total ($)	Deduct “Stock Awards” and “Option Awards” reported in Summary Compensation Table ($)	Add Year- End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Add (Deduct) Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add (Deduct) Year over Year Change in Fair Value of Equity Awards Granted in Prior Years which Vested in the Year ($)	Add Value of any Dividends or Other Earnings Paid in the Year ($)	Compensation Actually Paid ($)
2025	PEO- Sumit Kapur	926,406	(533,458)	8,955,000	427,000	51,000	322,000	–	10,147,948
	PEO- Christopher Savoie	–	–	–	–	–	–	–	–
	Other NEOs (Average)	–	–	–	–	–	–	–	–
2024	PEO- Sumit Kapur	826,358	(483,434)	65,000	–	–	–	–	407,924
	PEO- Christopher Savoie	239,611	–	–	–	–	–	–	239,611
	Other NEOs (Average)	161,982	–	–	–	–	–	–	161,982

Relationship Between Compensation Actually Paid and our Total Shareholder Return

Our stock price performance is not one of the elements used in determining Compensation Actually Paid to our Named Executive Officers. However, the amount of Compensation Actually Paid to our Named Executive Officers aligns with the Company’s Total Shareholder Return due to the fact that a portion of the compensation paid to our NEOs is comprised of equity awards.

Relationship Between Compensation Actually Paid and our Net Income/(Loss)

GAAP net income/(loss) is a measure of our overall profitability that we believe is a factor that can drive our stock price performance. However, Compensation Actually Paid is less sensitive to our annual GAAP net income/(loss) because management and our Board do not believe that our GAAP net income/(loss) is the only meaningful measure in allowing investors to evaluate management’s performance. The Board considers multiple factors when determining executive compensation, including both financial and non-financial performance metrics, strategic objectives, and market conditions. While the Company has experienced net losses in recent years, the Board believes that compensating executives competitively is necessary to retain key talent with the skills to provide the leadership the Company needs to succeed and to execute on the Company’s long-term strategic plan.

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DIRECTOR COMPENSATION

Compensation of Directors

In the fiscal year ended December 31, 2025, non-employee directors were compensated for as follows:

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(1)	Option Awards ($)(d)(1)	Total ($)(j)

Clark Golestani (2)	110,000	13,000	87,251	210,251
William E. Klitgaard (3)	36,250	–	74,380	110,630

(1)	Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures granted to the independent members of our Board during the fiscal year ended December 31, 2025, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the director.

(2)	Mr. Golestani’s 2025 compensation consisted of: (i) a grant of 32,500,000 shares of restricted common stock, vesting in equal monthly increments over a two year period, subject to Mr. Golestani’s continued service to the Company as of each applicable vesting date, (ii) a grant of 1,000,000 five-year stock options with an exercise price of $0.08, vesting in equal monthly increments over a two-year period, subject to Mr. Golestani’s continued service to the Company as of each applicable vesting date, and (iii) cash compensation of $110,000 for services as director.

(3)	On October 7, 2025, the Company appointed Mr. Klitgaard to the Board and named him to Audit Committee. Mr. Klitgaard’s 2025 compensation consisted of: (i) a grant of 1,000,000 five-year stock options, vesting in equal monthly increments over a two-year period, subject to continued services to the Company as of each applicable vesting date, with an exercise price of $0.08, (ii) cash compensation of $100,000 per year (prorated for 2025) for services as director, (iii) additional cash compensation of $25,000 per year (prorated for 2025) for services as a chair of the Audit Committee of the Company, (iv) additional cash compensation of $10,000 per year (prorated for 2025) for services as member of the Compensation Committee of the Company, and (v) additional cash compensation of $10,000 per year (prorated for 2025) for services as member of the Corporate Governance Committee of the Company, with all cash grants subject to Mr. Klitgaard’s continued service to the Company as of each applicable payment date.

Pursuant to resolutions adopted by the Board, non-employee directors are entitled to the following cash fees: (i) $100,000 for services as a director, (ii) $45,000 for services as Chairman of the Board, (iii) $25,000 per committee chair position, and (iv) $10,000 per non-chair Committee membership, provided that annual cash compensation for each non-employee director of the Company shall not exceed $150,000.

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The table below sets forth the unexercised options held by each of our non-employee directors outstanding as of December 31, 2025.

Name	Aggregate Number of Unexercised Option Awards Outstanding at December 31, 2025
Clark Golestani	1,000,000
William E. Klitgaard	1,000,000

Equity Compensation Plan Information

The following table contains information about the Equity Compensation Plan as of December 31, 2025:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:	39,003,451	0.08	1,895,000
Equity compensation not approved by stockholders	–	–	–
Total	39,003,451		1,895,000

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PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Say on Pay Proposal

Proposal

The SEC has adopted rules requiring most public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. The Company is therefore now presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse the Company’s equity compensation program for the named executive officers listed under “Executive Compensation” in this proxy statement by voting for or against the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby approved.”

Pursuant to Rule 14a-21 of the Exchange Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors, creating or implying any change to the fiduciary duties of the Board of Directors or any additional fiduciary duty by the Board of Directors or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

Required Stockholder Vote and Recommendation of Our Board of Directors

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the shares present in person or by proxy, provided that a quorum is present.

Our Board of Directors Recommends That You Vote “For” The Resolution In The Say-On-Pay Proposal – Proposal No. 4

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PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Say-on-Frequency Proposal

Proposal

The SEC has also adopted final rules requiring most public companies to hold an advisory (non-binding) vote on the frequency of holding say-on-pay votes. Accordingly, as required by the SEC’s rules, the Company is including this proposal to give its stockholders the opportunity to inform it as to how often they wish the Company to include a say-on-pay proposal, similar to Proposal No. 4, in our proxy statements.

The Company is presenting this proposal, which gives you, as a stockholder, the opportunity to inform the Company as to whether you wish it to hold an advisory (non-binding) vote on executive compensation once every one year, two years, or three years, or you may abstain from voting on the proposal.

The Board of Directors recommends that you vote for every three (3) years as the desired frequency for the Company to hold a non-binding, advisory vote of the stockholders on executive compensation. The Company believes this frequency is appropriate for the reasons set forth below:

•	The Company’s equity compensation program for the named executive officers is designed to support long-term value creation, and a vote every three years will allow the stockholders to better judge the equity compensation program in relation to the Company’s long-term performance. The Company strives to ensure management’s interests are aligned with stockholders’ interests to support long-term value creation through its equity compensation program. To that end, the Company grants equity awards to vest over multi-year periods of service to encourage its named executive officers to focus on long-term performance, and recommend a vote every three years, which would allow the equity compensation to be evaluated over a similar time-frame and in relation to long-term performance.

•	A vote every three years will provide the Board of Directors and the Compensation Committee with the time to thoroughly respond to stockholders’ sentiments and implement any necessary changes. The Board of Directors and the Compensation Committee will carefully review changes to the executive compensation to maintain the effectiveness and credibility of the program, which is important in motivating and retaining the Company’s named executive officers. The Board of Directors therefore believes that a vote every three years is an appropriate frequency to provide the Board of Directors and the Compensation Committee sufficient time to thoughtfully consider stockholder’s input and to implement any changes to the equity compensation program, in light of the timing that would be required to implement any decisions related to such changes.

•	The Company will be open to input from our stockholders regarding the executive compensation program during the period between stockholder votes. The Company is open to input from stockholders regarding board and governance matters, as well as the equity compensation program. The Company believes that the stockholders’ ability to contact it and the Board of Directors at any time to express specific views on executive compensation, hold it accountable to stockholders and reduce the need for and value of more frequent advisory votes on executive compensation.

Required Stockholder Vote and Recommendation of Our Board of Directors

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the option recommended (on a non-binding advisory basis) by the stockholders under this proposal.

Our Board Of Directors Recommends That You Vote

“For” The “3 Years” Selection In The Say-On-Frequency Proposal.

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PROPOSAL 6. ADJOURNMENT

The Company is asking its stockholders to approve, if necessary, a proposal to adjourn the Annual Meeting to a later date and time to solicit additional proxies in favor of one or more proposals submitted to a vote by the stockholders at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

The affirmative vote of a majority of the shares present and entitled to vote is required to approve this Proposal 6.

The Board recommends a vote “FOR” this Proposal 6.

OTHER MATTERS

Zapata has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters at the Annual Meeting. However, if any other matters shall properly come before the Annual Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

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Annex A

FORM OF CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

ZAPATA QUANTUM, INC.

Zapata Quantum, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:

1. The name of the Company is Zapata Quantum, Inc.

2. Pursuant to Sections 242 and 228 of the Delaware General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

3. Article IV of the Certificate of Incorporation is hereby amended by adding the following:

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Company, each _____ shares of common stock issued and outstanding or held by the Company in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. All fractional shares resulting from the Reverse Stock Split shall be rounded up to the nearest whole share.

4. This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the stockholders of this Company on the ____ day of ______ in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of the _____ day of ______, ______.

ZAPATA QUANTUM, INC.

By:
Sumit Kapur Chief Executive Officer

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ZAPATA QUANTUM, INC. 6 Liberty Square, #2488 Boston, MA 02109

VOTE BY INTERNET

Before The Meeting – Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

DURING THE MEETING– Go to www.virtualshareholdermeeting.com/ZPTA2026.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 8, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZAPATA QUANTUM, INC.

Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	To elect three members to the board of directors to hold office for one-, two- or three-year terms, and in each case until their successors are elected and qualified.	☐	☐
CONTROL ID:
	Sumit Kapur, Class I director			☐	REQUEST ID:
	William E. Klitgaard, Class II director			☐
	Clark Golestani, Class III director			☐

Proposal 2		FOR	AGAINST	ABSTAIN
	To approve one or more amendments to our Certificate of Incorporation, in each case to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.0001 per share, at a ratio to be determined in the discretion of our Board of Directors within a range of one-for-two through one-for-50.	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	To ratify the appointment of Weinberg & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

Proposal 4		FOR	AGAINST	ABSTAIN
	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers.	☐	☐	☐

Proposal 5		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
	To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers (every one year, two years, or three years, or abstain).	☐	☐	☐	☐

Proposal 6		FOR	AGAINST	ABSTAIN
	To approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes to approve any of the proposals presented for a vote at the Annual Meeting.	☐	☐	☐

NOTE: Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — —— — —

Zapata Quantum, Inc.

Annual Meeting of Stockholders

October 9, 2026 11:00 AM, ET

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Sumit Kapur and Clark Golestani, each with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Zapata Quantum, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, ET on October 9, 2026, virtually via live webcast on the Internet, and any adjournment or postponement thereof. No in-person meeting will be held.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side